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                                                             Exhibit 4.1

                            CHARLOTTE RUSSE
            INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK                                          CUSIP (TO COME)
                                           SEE REVERSE FOR CERTAIN DEFINITIONS


This Certifies that




Is the owner of


       FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR
                    VALUE $.01 PER SHARE, OF

Charlotte Russe Holding, Inc., (the "Corporation"), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by the holder's duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.

This certificate is not valid until countersigned by the Corporation's transfer agent and registrar.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

Dated:                       [Seal]

/s/ JENNIFER BOLINGER                              /s/ BERNARD ZEICHNER
----------------------                             --------------------------
SECRETARY                                          CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
BY              Transfer Agent and Registrar


                Authorized Officer